EXHIBIT 4.7


                        CORDIANT COMMUNICATIONS GROUP PLC













                                    RULES OF

                        THE CORDIANT COMMUNICATIONS GROUP

                          EXECUTIVE SHARE OPTION SCHEME

            Adopted in Extraordinary General Meeting on 12 June 2001

                  Approved Part approved by the Inland Revenue
                     under Reference X21465 on 25 June 2001
             Balance of Rules not approved by the UK Inland Revenue


                                   Macfarlanes
                                10 Norwich Street
                                 London EC4A 1BD




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           CORDIANT COMMUNICATIONS GROUP EXECUTIVE SHARE OPTION SCHEME

1         Definitions

1.1 In these Rules the following words and expressions shall have, where the context so admits, the following meanings:

Advance Payment:  an amount equal to the Maximum Number multiplied by the Market
          Value of a Share on the Date of Grant divided by eight, such amount being a payment on account of the Exercise Cost;

Announcement Date: the date on which the Company announces its results for any period;

Approval Date: the date on which the Scheme is approved by the Company in general meeting;

Associated Company: has the same meaning as in section 416 of the Income and Corporation Taxes Act 1988;

Auditors: the auditors for the time being of the Company (acting as experts and not as arbitrators);

Board: the board of directors of the Company or the Committee;

Bonus Discounted  Option: a Discounted Option granted in conjunction with a Cash
          Bonus to an Eligible Employee subject to the provisions of this Scheme;

Cash Bonus: the bonus payable by a Participating Company or the Trustees to a Participant on submission of an Exercise Notice equal to:

          (i) the Exercise Cost for the Shares being acquired as a result of that Exercise Notice; less

          (ii) the Advance Payment in respect of the Shares being acquired as a result of that Exercise Notice;







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Committee: the Remuneration and Nominations Committee of the Board or such other duly constituted committee of the Board as may be delegated with the authority to consider the remuneration of directors and senior employees of the Company such committee to be comprised wholly or mainly of non-executive directors of the Company;

the  Company:  Cordiant  Communications  Group plc  registered  in  England  No.
          1320869;

Control: has the same meaning as in section 840 of the Income and Corporation Taxes Act 1988;

Date of Grant: the date on which an Option is, was or is to be granted under the Scheme, pursuant to Rule 2.1;

Dealing Day: a day on which The Stock Exchange is open for the transaction of business;

Discounted  Option:  an Option  granted  under the Scheme  which is not a Market
          Value Option;

Eligible Employee: a Group Employee who is required to devote substantially all his working time to his duties with a Participating Company and who has been nominated to participate in this Scheme by the Committee;

Exercise Cost: the amount which a Participant shall pay to acquire Shares under his Option being equal to either:

          (i)       for a Standard Discounted Option, the Advance Payment; or

          (ii)      for a Bonus Discounted Option, the aggregate of

                    (a)       the Advance Payment; and

                    (b) the excess, if any, of the aggregate Market Value on the Date of Grant of the Shares to be acquired on the exercise of that Option over the Advance Payment; or

          (iii) for a Market Value Option, the aggregate Market Value on the Date of Grant of the Shares to be acquired on the exercise of that Option;







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Exercise  Notice: a notice in writing to be given by the Participant on exercise of an Option in such form as the Committee may from time to time determine which shall, inter alia, specify:

          (i) the number of Shares in respect of which the Option is to be exercised;

          (ii) that, in the case of a Discounted Option, the Participant agrees that the appropriate proportion of the Advance Payment should be set against the Exercise Cost by reference to the proportion that the number of Shares being acquired bears to the Exercise Number;

          (iii) that, in the case of a Bonus Discounted Option, the Participant agrees that the Cash Bonus due on submission of the Exercise Notice be payable directly to or be retained by the Grantor to be used to satisfy that part of the Exercise Cost not satisfied by the Advance Payment;

          (iv) that, in the case of a Bonus Discounted Option where there is Withholding in respect of the Cash Bonus, that the Exercise Notice can be treated by the Grantor as being a series of Exercise Notices exercisable on the same day and that the Participant agrees that the Grantor (or its agent) can sell on behalf of the Participant sufficient Shares following each such exercise other than the last one to realise sufficient money to meet the Exercise Cost of the subsequent exercise where the Exercise Cost was not satisfied by the net amount received by the Grantor from the Cash Bonus after Withholding;

          (v) that where there is Withholding in respect of the exercise of the Option that the Participant agrees that, unless the person required to settle the Withholding is satisfied that alternative arrangements have been made to ensure the Withholding can be properly dealt with, the Grantor (or its agent) can sell on behalf of the Participant sufficient Shares to meet the amount of the Withholding;

          (vi) that the Participant agrees with his employer to allow his employer to recover the employer's National Insurance/social security contribution liability relating to the exercise of the Option from the Participant or, as the case may be, enters into a






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                    joint   election  with  his  employer  that  the  employer's
                    National Insurance/social security contribution liability shall be transferred to the Participant;

Exercise Number: the number of Shares which may be acquired on the exercise of an Option calculated as set out in the Performance Condition;

Grantor:  the Trustees or the Committee  whichever  grants the Option under Rule
          2.1;

Grant Period: a period of forty-two days commencing on:

          (i)       the Approval Date;

          (ii)      the day following an Announcement Date; or

          (iii) a day on which the Committee deems that exceptional circumstances have occurred (which may without limitation include recruitment of a new employee or promotion of a Group Employee);

Group Employee: a director or employee of any Participating Company;

Injury, Ill Health, Disability: the cessation of employment or office by reason of injury, ill health or disability provided the Board is satisfied, on production of such evidence as it may reasonably require:

          (i) that the individual has ceased to exercise and, by reason of injury, ill health or disability, is incapable of exercising that office or employment; and

          (ii) that the individual is likely to remain so incapable for the foreseeable future;

Market Value: in relation to a Share on any day its middle market quotation for the immediately preceding Dealing Day as derived from the Daily Official List of UK Listing Authority;

Market Value Option: an Option granted under the Scheme under which the price payable by the Participant per Share is the Market Value of a Share at the Date of Grant;






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Maximum  Number:  the maximum number of Shares as determined in accordance  with
          Rule 2 which can be acquired on the exercise of an Option assuming the Performance Condition is satisfied in full;

Model Code: the Model Code for transactions in securities by directors published from time to time by The Financial Services Authority, and any code of practice published by The Financial Services Authority in addition to or replacement of such publication;

Old Schemes: the Cordiant Communications Group Equity Participation Plan and the
          Cordiant Communications Group Performance Share Option Scheme both of which were adopted by the Company in general meeting on 23 October 1997 and the Zenith Executive Incentive Plan adopted by the Board of Zenith Media Holdings Limited on 8 December 1997;

Option: a right to acquire Shares granted or to be granted to Eligible Employees by the Grantor pursuant to Rule 2.1 which has not lapsed, been surrendered, renounced or exercised in full and the term "Option" shall be construed to mean "Standard Discounted Option" or "Bonus
          Discounted Option" or "Market Value Option" or all of them as the context requires;

Participant: an Eligible Employee who has been granted an Option or (where the context admits) his legal personal representative(s);

Participating Company: the Company and any other company of which the Company has Control (and which is a Subsidiary of the Company);

Performance Condition: any condition imposed by the Committee under Rule 3.1, whereby an Option is granted on the basis that it may not be exercised, in whole or in part, until and to the extent that the condition has been satisfied;

Phantom Option: means a contingent right to be paid a cash sum by the Trustees or the employing company granted or to be granted to Eligible
          Employees pursuant to the Addendum to these Rules which has not lapsed, been surrendered, renounced or exercised in full;







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Pregnancy:  the cessation of employment  arising upon the cessation of the right to return to work pursuant to the provisions relating to maternity contained in the Employment Rights Act 1996;

Recognised  Exchange:  a recognised stock exchange within the meaning of section
          841 of the Income and Corporation Taxes Act 1988 or a recognised investment exchange within the meaning of the Financial Services Act 1986;

Redundancy: the cessation of employment or office by reason of redundancy within the meaning of the Employment Rights Act 1996;

Retirement: the cessation of employment or office by reason of retirement at, or- beyond such age at which an individual is entitled to retire in accordance with the terms of his contract of employment or where no such age is specified at 60 or any other age with the consent of the Board;

the Rules: the rules of the Scheme as the same may be amended from time to time and Rule shall be construed accordingly;

the Scheme: this Cordiant Communications Group Executive Share Option Scheme constituted and governed by the Rules with and subject to any amendments thereto properly effected;

Secretary: the secretary of the Company or any agent acting on his behalf;

Share: an ordinary share of 50p in the capital of the Company;

Standard Discounted Option: a Discounted Option other than a Bonus Discounted Option granted to an Eligible Employee subject to the provisions of this Scheme;

Subsidiary: a company which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

The Stock Exchange: London Stock Exchange plc;







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Trust:  a trust for the benefit of those  persons named in section 743 Companies
          Act 1985, established by the Company or any Associated Company thereof, and nominated for the purposes of this Scheme by the Committee;

Trustees: the original trustees or other trustees for the time being of the Trust who confirm to the Company that they will comply with the Scheme; and

Withholding: a liability of a Participant to tax, duties or other amounts arising on the exercise of an Option or the receipt of a Cash Bonus which a Participating Company and/or the Trustees are required to withhold and pay over to the appropriate authorities on account of that liability.

1.2       In these Rules, except insofar as the context otherwise requires:

1.2.1     words denoting the singular shall include the plural and vice versa;

1.2.2 words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;

1.2.3 reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment;

1.2.4 headings and captions are provided for reference only and shall not be considered as part of the Scheme; and

1.2.5 all numbers required to be calculated shall be calculated to four decimal places, unless otherwise specified.

2         Grant of Options

2.1 Subject to Rules 3 and 4, Options may be granted under this Scheme at any time or times during a Grant Period but not later than the tenth anniversary of the Approval Date either by the Trustees after consulting the Committee or by the






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          Committee under the terms of these Rules.  However,  if the Grantor is prevented by statute, order, regulation or government directive or the Model Code from granting Options within any such periods, then the Trustees may, with the agreement of the Committee, or the Committee
          may  grant   Options   within  21  days  after  the  lifting  of  such
          restrictions.

2.2 If the Trustees grant the Options, then when the Committee recommends to the Trustees Eligible Employees to be granted Options, they shall also recommend:

2.2.1     the Maximum Number for each Eligible Employee and/or

2.2.2 the Advance Payment which each Eligible Employee should be asked to make in respect of a Discounted Option; and

2.2.3 whether the Option to be granted should be a Standard Discounted Option or a Bonus Discounted Option or a Market Value Option.

The Trustees will then determine the Maximum  Number and/or the Advance  Payment
          (if any) and the type of Option for each Eligible Employee as they think fit.

If the Committee grants the Options then it shall make the determination of the Maximum Number and/or the Advance Payment (if any) and the type of Option for each Eligible Employee as it thinks fit.

2.3.1     Immediately  before the Trustees grant Options in accordance with Rule
          2.1 above the Trustees shall inform the Company of the aggregate of the Maximum Numbers for the Options to be granted. The Trustees shall also inform the Company as soon as practicable of any subsequent reduction in the Maximum Numbers which arise as a result of any Options granted by the Trustees lapsing, being surrendered or being renounced.

2.3.2 If the Committee is granting the Options, it may do so either on the basis that the Options are options to subscribe for Shares or that the Trustees have agreed to satisfy the exercise of the Options. In the case of Options to be satisfied by the Trustees the Committee will inform the Trustees and the Company of the






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          aggregate  of the Maximum  Numbers for the Options to be granted.  The
          Committee shall also inform the Trustees and the Company as soon as practicable of any subsequent reduction in the Maximum Numbers which arise as a result of any Options granted by the Committee lapsing, being surrendered or being renounced.

2.4 Upon receipt of the information pursuant to Rule 2.3 the Company, if the Trustees do not already have sufficient shares available as part of the assets of the Trust, will grant one or more options to the Trustees over an aggregate number of Shares equal to the aggregate of the Maximum Numbers of the Options which have been notified to the Company or such lesser number as are required to ensure that the Trustees shall have available sufficient Shares as may be required to satisfy such Options pursuant to the Scheme.

2.5 Options shall be granted by deed and shall be evidenced by the issue of a letter of grant to an Eligible Employee by the Grantor, such letter constituting, in the case of a Discounted Option, the call for the payment of the Advance Payment by that Eligible Employee. The payment of the Advance Payment shall constitute a payment on account of the Exercise Cost under a Discounted Option. The Advance Payment shall not be refundable.

2.6 Any Option may be renounced in whole or in part by any Participant not later than 30 days after the Date of Grant of that Option in which case the Option shall for all purposes be taken never to have been granted.

2.7 An option certificate shall be issued as soon as practicable after the Date of Grant (or, in the case of a Discounted Option, after the Grantor is in receipt of the Advance Payment), specifying the Maximum Number, the Date of Grant, the Exercise Cost and the Performance Condition.

2.8 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. Each option certificate shall carry a statement to this effect. For the avoidance of doubt, this Rule 2.8 shall not prevent the Option of a deceased Participant being exercised by his personal representative(s) within the terms of these Rules.







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3         Performance Condition

3.1 The exercise of any Option shall be subject to the satisfaction of a Performance Condition which shall be determined by the Committee and (where necessary) notified to the Trustees prior to the grant of an Option. The Performance Condition which will determine the Exercise Number for any Option must:

3.1.1 be based on such objective conditions as the Committee shall determine from time to time PROVIDED THAT such conditions shall relate to the underlying financial performance of the Company and that the exercise of an Option shall not be dependent on the discretion of any person; and

3.1.2     be specified at the Date of Grant.

3.2 The Committee may in its discretion waive, vary or amend the Performance Condition:

3.2.1 where events happen which cause the Committee to consider that the Performance Condition referred to in Rule 3.1 no longer represents a fair measure of performance PROVIDED THAT it reasonably considers the Performance Condition as varied or amended is not materially more or less difficult to satisfy and FURTHER PROVIDED THAT the Participants are given notice in writing of the variation as soon as practicable; or

3.2.2     in accordance with the terms specified in the Performance Condition.

3.3       The Board shall,  as soon as practicable  following the measurement of
          any  such   Performance   Condition,   give  written   notice  to  the
          Participants concerned of the Exercise Number for their Options.

3.4 For the avoidance of doubt, the Performance Condition which shall apply to the grant of Options before the Announcement Date for the final results for the first accounting reference period ending after the Approval Date under this Scheme shall be as follows:







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3.4.1     for Eligible Employees who are not directors of the Company,  it shall be EPS Performance as set out in Part A of the Schedule to this Scheme; and

3.4.2 for Eligible Employees who are directors of the Company, it shall be EPS Performance for three quarters of the Shares under each Option and TSR Performance, as set out in Part B of the Schedule to this Scheme, for one quarter of the Shares under each Option.

4         Limits on this Scheme

4.1 The number of Shares which may be issued or become issuable pursuant to this Scheme and the Old Schemes may not exceed 12% of the issued ordinary share capital of the Company from time to time PROVIDED THAT the Board shall adjust the aggregate number of Shares to reflect any subsequent variation of share capital of the Company in such manner as the Auditors confirm in writing to be, in their opinion, fair and reasonable. For the purposes of this Rule 4.1, once the Exercise Number has been determined for an Option then that Option shall be treated as being an Option over the Exercise Number rather than the Maximum Number of Shares and Options which have lapsed shall not be counted.

5         Exercise of Options

5.1       Subject to Rules 5.2 and Rule 6 any Option may only be exercised:-

5.1.1 by the Participant providing he is a Group Employee on the proposed date of exercise

5.1.2     in respect of the Exercise Number

5.1.3 on or after the later of the date the Board determines the Exercise Number and the third anniversary of the Date of Grant.

5.2 Subject to Rule 6 where an event described in this Rule 5.2 occurs any Option or part thereof may be exercised in respect of the Exercise Number by the Participant






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          or, if he is deceased, by his personal representatives on or after the later of the date the Board determines the Exercise Number and:

5.2.1     the death of the Participant;

5.2.2 the Participant ceasing to be a Group Employee where that cessation was by reason of Injury, Ill Health, Disability, Pregnancy, Redundancy, Retirement or other circumstances within the discretion of the Grantor provided that the Grantor may in exercising its discretion impose such additional conditions as they deem appropriate which must be satisfied before the Option may be exercised;

5.2.3 the Participant ceasing to be a Group Employee where that cessation was by, reason either of the company or companies of which he was a Group Employee ceasing to be a Participating Company or of the office or employment relating to a business or part of a business which is transferred to a person who cannot be a Participating Company;

5.2.4     an opportunity to exercise the Option pursuant to Rule 5.4; and

5.2.5     an opportunity to exercise the Option pursuant to Rule 7.

5.3 An Option shall lapse and become thereafter incapable of exercise on the earliest of the following events:

5.3.1     the day before the tenth anniversary of the Date of Grant;

5.3.2 the later of the first anniversary of the Participant's death and six months after the date the Option is first exercisable pursuant to Rule 5.2.1;

5.3.3 six months after an Option is first exercisable pursuant to Rule 5.2.2 or 5.2.3;

5.3.4 immediately upon the Participant ceasing to be a Group Employee in circumstances where his Option is not exercisable pursuant to Rule 5.2.1, 5.2.2 or 5.2.3;







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5.3.5     the end of the period of exercisability  determined in accordance with
          Rule 7;

5.3.6     the Participant being adjudicated bankrupt;

5.3.7     the surrender of the Option by the Participant; and

5.3.8 60 days after the Date of Grant of the Option if the Participant has not paid his Advance Payment to the Grantor by that time however if he has paid only a proportion of the Advance Payment to the Grantor then the Option shall only lapse to the extent of the proportion of the Advance Payment not paid.

5.4 If a Participant, while continuing to hold an office or employment with a Participating Company, is transferred or is to be transferred to work in another country and as a result of that transfer the Participant will either:

5.4.1 become subject to income tax on his remuneration in the country to which he is transferred and the Grantor, after consultation with the Committee, if the Grantor is the Trustees, are satisfied that as a result he will suffer a tax disadvantage upon exercising an Option; or

5.4.2 become subject to restrictions on his ability to exercise an Option or to deal in the Shares he will acquire upon the exercise of that Option by reason of or in consequence of, the securities laws or exchange control laws of the country to which he is transferred;

          the Grantor, after consultation with the Committee, if the Grantor is the Trustees, may at its discretion permit the Participant to exercise the Option in the period commencing three months before and ending three months after the transfer takes place.

6         Manner of Exercise of Options

6.1 A Standard Discounted Option may be exercised in whole or, subject to Rule 6.8, in part by the Participant or, if he is deceased, by his personal representatives, and the exercise shall be effective on the date of receipt by the Grantor of a duly







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          completed   Exercise   Notice   accompanied  by  the  relevant  option
          certificate and the sum of(pound)1 only, the Exercise Cost having been satisfied by the Advance Payment.

6.2 A Bonus Discounted Option may be exercised in whole or, subject to Rule 6.8, in part by the Participant or, if he is deceased, by his personal representatives, and the exercise shall be effective on the date of receipt by the Grantor of a duly completed Exercise Notice accompanied by the relevant option certificate and the sum of(pound)1 only, the Exercise Cost having been satisfied by the Advance Payment and the Cash Bonus if any.

6.3 A Market Value Option may be exercised in whole or, subject to Rule 6.8, in part by the Participant or, if he is deceased, by his personal representatives, and the exercise shall be effective on the date of receipt by the Grantor of a duly completed Exercise Notice accompanied by the relevant option certificate and the Exercise Cost.

6.4 A Discounted Option for which the Grantor has not received an Exercise Notice before that Option is due to lapse pursuant to Rule 5.3 other than Rule 5.3.8 shall be automatically exercised in respect of the Exercise Number immediately prior to such lapse by the Grantor applying the Advance Payment as full payment of the Exercise Cost.

6.5 Subject to Rules 6.6 and 6.9 where an Option is exercised in accordance with Rules 6.1, 6.2, 6.3 or 6.4 the number of Shares to be acquired other than those which the Participant has agreed shall be sold on his behalf by the Grantor (or its agent) shall be transferred to the Participant within 30 days of the date of exercise and the Grantor shall arrange for the delivery of evidence of title in respect thereof. Save for any rights determined by reference to a record date preceding the date of transfer, such Shares shall rank pari passu with the other shares of the same class then in issue.

6.6 If an Option granted by the Trustees (or whose exercise is to be satisfied by the Trustees) is exercised the Trustees may within 7 days of the date of exercise request the Company to issue sufficient Shares to the Participant to satisfy the Option in full. If the Company is able and willing to satisfy the Option in full the







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          Shares shall be issued to the  Participant  within 30 days of the date of exercise and the Company shall arrange for the delivery of evidence of title in respect of such Shares other than those which the Participant has agreed shall be sold on his behalf to meet any Withholding. Save for any rights determined by reference to a record date preceding the date of allotment, such Shares shall rank pari passu with the other shares of the same class then in issue. The Trustees shall pay over the aggregate Exercise Cost (less any Advance Payments if the Trustees have already paid an amount equal to such Advance Payment to the Company under the terms of any options granted by the Company to the Trustees pursuant to Rule 2.4) to the Company when the Shares are issued. If the Company is unable or unwilling to satisfy the Option in full Rule 6.5 shall apply as if the Trustees had not requested the Company to satisfy the Option.

6.7 Where Shares are listed or dealt in on any Recognised Exchange then no Option may be exercised in contravention of the Model Code or such securities transactions rules of the Recognised Exchange as may from time to time be in force.

6.8 An Option may be exercised in part. For the avoidance of doubt, the Grantor may treat the exercise of an Option as a series of exercises to be carried out on the same day.

6.9 When an Option has been exercised, the Grantor may determine that, in substitution for the Participant's right to acquire such number of Shares as the Grantor may decide (so that his right to acquire such Shares shall cease and be extinguished), he shall be paid by way of additional emoluments a sum equal to the cash equivalent of that number of Shares. For the purposes of this Rule, the cash equivalent of any Shares is the amount by which the Market Value of those Shares on the date on which the Option was exercised exceeds the Exercise Cost. As soon as reasonably practicable after a determination has been made under this Rule that the Participant shall be paid a sum in substitution for his right to acquire any number of shares:-

6.9.1 the Grantor shall pay to him or procure the payment to him of that sum in cash; and

6.9.2 if he has already paid the Grantor for those Shares, the Grantor shall return to him (or procure the return to him of) the amount so paid by him.

          Any payment under this Rule shall be subject to such deductions or arrangements (to take account of tax or similar liabilities) as may be required by law or as the Grantor may reasonably consider to be necessary.

7         Takeovers, Reconstructions and Liquidations

7.1       If any person obtains Control of the Company as a result of making:

7.1.1 a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

7.1.2 a general offer to acquire all the shares (other than shares which are already owned by him) in the Company which are of the same class as Shares subject to an Option then the Company shall notify all Participants and the Trustees as soon as is practicable of the offer and any Option may be exercised (but so that any exercise hereunder shall be conditional upon Control being obtained) from the date of the receipt of that notification up to the expiry of a period ending six months from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

7.2 If under Section 425 of the Companies Act 1985 it is proposed that the Court sanctions a compromise or arrangement likely to affect or apply to Shares then the Company shall give notice thereof to all Participants at the same time as it sends notices to members of the Company calling the meeting to consider such a compromise or arrangement. Any Option may then be exercised by a Participant subject to the terms of this Rule before the later of the expiry of six months from the date of such notice and the date on which the Court sanctions such compromise or arrangement. The exercise of an Option under this Rule 7.2 shall be conditional on such compromise or arrangement being sanctioned by the Court and becoming effective. If the Shares acquired on exercise of the Option are not subject to such compromise or arrangement then the Participant shall transfer or otherwise deal with the Shares transferred to him so as to place him in the same position (so far as possible) as would have been the case if such Shares had been subject to such compromise or arrangement.

7.3 If any person becomes bound or entitled to acquire Shares in the Company under sections 428 to 430F of the Companies Act 1985 any Option may be exercised at any time when that person remains so bound or entitled.

7.4 If notice is duly given of a general meeting at which a resolution will be proposed for the voluntary winding-up of the Company, then the Company shall notify all Participants and the Trustees as soon as is practicable and any Option shall be exercisable (but so that any exercise hereunder shall be conditional upon such resolution being passed) at any time thereafter until the resolution is duly passed or defeated or the general meeting is concluded or adjourned, whichever shall first occur. If such resolution is passed an unexercised Option shall thereupon lapse.

7.5 If notice is duly given of a general meeting at which a resolution will be proposed whereby:

7.5.1 the class of shares for the time being constituting Shares will be altered; or

7.5.2 the rights attaching to shares which for the time being constitute Shares will be altered so that such shares will cease to be Shares then the Company shall notify all Participants and the Trustees as soon as is practicable and an Option shall at the discretion of the Committee be exercisable (but so that any exercise hereunder shall be conditional upon such resolution being passed) at any time thereafter until such resolution is duly passed or defeated or the general meeting adjourned sine die, whichever shall first occur. If such a resolution is passed, an unexercised Option shall thereupon lapse.

7.6 The periods of exercisability under Rule 5.2.5 and the date of lapse under Rule 5.3.5 are those of whichever of the preconditions of Rules 7.1, 7.2, 7.3, 7.4, or 7.5 are first achieved. The subsequent achievement of any other preconditions will not cause a period of exercisability to begin nor a date of lapse to arise provided that Options shall not continue to be capable of exercise following the end of the period of exercisability in Rule 7.3.

7.7 For the purpose of this Rule 7 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

7.8 The exercise of an Option pursuant to the preceding provisions of this Rule 7 shall be subject to the provisions of Rule 6 above.

8         Substitution of Shares

8.1 Notwithstanding the provisions of Rule 7 if any company (hereinafter called the "Acquiring Company") shall:-

8.1.1     obtain Control of the Company as a result of making:-

          8.1.1.1 a general offer to acquire the whole of the issued share capital of the Company which offer is made on a condition that if the condition is satisfied the Acquiring Company will have control of the Company; or

          8.1.1.2 a general offer to acquire all shares of the Company which are of the same class as the Shares; or

8.1.2 obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Section 425 of the Companies Act 1985; or

8.1.3 become bound or entitled to acquire shares in the Company under Sections 428 to 430F of the Companies Act 1985 any Participant may at any time within the appropriate period (as defined in Rule 8.2 below) by agreement with the Acquiring Company release his Option under the Scheme ("the Old Option") in consideration of the grant to him of an option ("the New Option") which is equivalent (as defined in Rule 8.3 below) to the Old Option but relates to shares in a company other than the Company (being either the Acquiring Company or some other company within the provisions of sub-paragraphs (b) or (c) of paragraph 10 of Schedule 9 to the Income and Corporation Taxes Act 1988).

8.2       For the purposes of Rule 8.1 above the appropriate period means:-

8.2.1 In a case falling within Rule 8.1.1 a period of six months beginning with the time when the Acquiring Company has obtained control of the Company and (if applicable) any condition subject to which the Offer is made is satisfied;

8.2.2 In a case falling within Rule 8.1.2 the period of six months beginning with the time when the court sanctions the compromise or arrangement; and

8.2.3 In a case falling within Rule 8.1.3 the period during which the Acquiring Company remains bound or entitled as mentioned in that Rule.

8.3 For the purposes of Rule 8.1 above the New Option shall be equivalent to the Old Option if the requirements of paragraphs 15(3)(b) to (d) inclusive of the said Schedule 9 are met. The New Option shall, for all other purposes of the Scheme, be treated as having been acquired at the same time as the Old Option.

8.4 For the avoidance of doubt if the Participant does not release his rights pursuant to the provisions of this Rule or exercise his Option pursuant to the provisions of Rule 7 hereof then all Old Options held by him shall lapse.

8.5 With effect from the date on which a Participant releases the Old Option in consideration of the grant to him of the New Option Rules 1 and Rules 5 to 11 inclusive shall in relation to the New Option be construed for the purposes of that New Option as if references directly or indirectly to "the Company" and to

          "Ordinary Shares" were references to the Acquiring Company and to shares in the Acquiring Company or as the case may be the other company falling within sub-paragraphs (b) or (c) of paragraph 10 of
          Schedule 9 to the Income and Corporation Taxes Act 1988.

8.6 If, in accordance with this Rule 8, an Old Option is released and a New Option granted, the New Option shall not be exercisable under Rule 7 by virtue of the event by reason of which the New Option was granted.

9         Variation of Share Capital

9.1 In the event of any variation of the share capital of the Company, including, but without prejudice to the generality of the preceding words, any capitalisation or rights issue or any consolidation, sub-division or reduction of capital the number of Shares subject to any Option and any exercise price payable under the Option may be adjusted by the Grantor (after consultation with the Committee, if the Grantor is the Trustees) in such manner as the Auditors confirm in writing to be, in their opinion, fair and reasonable.

9.2 A variation pursuant to Rule 9. 1 above shall be deemed to be effective from the record date at which the respective variation applied to other shares of the same class as the Shares. Any Options exercised within the period from the record date to the date when the Options are adjusted shall be treated as exercised with the benefit of the variation confirmed by the Auditors.

9.3 The Grantor shall take such steps as it considers necessary to notify Participants of any adjustment made under Rule 9.1 and to call in, cancel, endorse, issue or reissue any relevant documentation consequent upon such adjustment.

10        Administration and Amendment

10.1 The Board shall have the power to administer and interpret the Scheme and the decision of the Board on all disputes shall be final save where the Rules require the confirmation of the Auditors.

10.2 The Board may from time to time with the approval of the Trustees amend these Rules provided that:

10.2.1 no amendment may materially adversely affect a Participant's rights under an Option granted prior to the amendment being made without the Participant's consent;

10.2.2    the provisions relating to:

          10.2.2.1 the persons to whom, or for whom, benefits are provided under the Scheme;

          10.2.2.2  the limitations on the number of Shares specified in Rule 4;

          10.2.2.3  the maximum entitlement for any one Participant;

          10.2.2.4 the basis for determining a Participant's entitlement to, and the terms of, Options to be provided and for the adjustment thereof in the event of a capitalisation issue, rights issue, sub-division or consolidation of Shares or reduction of capital or any other variation of capital cannot be altered to the advantage of Participants without the prior approval of the shareholders of the Company in general meeting (except for amendments to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants in the Scheme or for the Company or for any Participating Company).

10.3 Notwithstanding any provision of the Scheme other than Rule 10.2 the Board may, in respect of Options granted or to be granted to Eligible Employees who are or who may become subject to taxation outside the United Kingdom on their remuneration, amend or add to the provisions of the Scheme and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply, with relevant overseas taxation, securities or exchange control laws provided that the terms of the Options granted to such Eligible Employees are not overall more favourable than the terms of the Options granted to other Eligible Employees.

10.4 The cost of establishing and operating the Scheme shall be borne by the Participating Companies in such proportions as the Board shall determine.

10.5 Any notice or other communication under or in connection with the Scheme may be given by the Company or the Trustees, as the case may be, either personally or by post, and to the Company or the Trustees, as the case may be, either personally or by post to the Secretary; items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

10.6 The Trustees shall at all times keep available sufficient Shares to satisfy to the full extent possible all Options granted by or to be satisfied by the Trustees, taking account of any other obligations of the Trust to transfer Shares, provided that in the event that an Option ceases to be exercisable under these Rules the Trustees shall be free to deal with the Shares which were subject to that Option as they see fit, subject to the deed of trust constituting the Trust. The Company shall at all times keep available sufficient Shares to satisfy to the full extent possible all Options granted by the Committee which are not to be satisfied by the Trustees.

10.7 For the purposes of Rule 10.6 Shares shall be available where they are part of the assets of the Trust or are subject to an agreement whereby the Trustees can require that the Shares are transferred or issued to it or transferred or issued directly to the Participants in satisfaction of the Trustees obligation to satisfy Options, but shall not be available where the Trustees have agreed or may be required to transfer Shares other than on the exercise of an Option.

11        Miscellaneous

11.1 The Scheme shall terminate upon the tenth anniversary of the Approval Date or at any earlier time by the passing of a resolution of the Board or an ordinary resolution of the Company in general meeting. Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.

11.2 The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination.

11.3 The existence of any Option or Options shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisation, reorganisations, reductions of capital, purchase or redemption of its own shares pursuant to the Companies Act 1985 or other changes in the Company's capital structure, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                  APPROVED PART

NB: This Part governs the grant of Options which are approved by the Inland Revenue.

12 In this Part the term "Approved Option" shall mean a right to acquire Ordinary Shares granted under this Part. No Discounted Options may be granted under this Part.

13 An Approved Option shall be governed by the Rules of the Scheme subject to the following modifications:-

13.1      There shall be a definition of Act which shall read as follows:-

          "Act: Income and Corporation Taxes Act 1988;"

13.2      The definition of Approval Date shall be amended to read:-

          "Approval Date: the date upon which the Scheme receives formal Inland Revenue approval;"

13.3 There shall be a definition of Excluded Person which shall read as follows:-

          "Excluded Person: a person who has a material interest in the Company being an interest of 10% or more in the Company's share capital contrary to paragraph 8 of Schedule 9 to the Act;"

13.4 The following words shall be added to the end of the definition of Group Employee:-

          "who, if he is a director, is required by the terms of his employment or office to work for the Group or any part of it for 25 hours or more per week (exclusive of meal breaks) and who is not an Excluded Person;"

13.5      The definition of Share shall be amended to read:-

          "Share: an ordinary share of 50p in the capital of the Company which complies with the provisions of paragraphs 10 to 14 of Schedule 9 of the Act;"

13.6      In Rule  3.2.1 the words  "not  materially"  shall be  amended to read
          "no".

13.7      A new rule shall be added to Rule 4 which shall be  designated as Rule
          4.2 and shall read as follows:-

          "4.2 An Option granted to an Eligible Employee shall be limited and take effect so that the aggregate of:-

          4.2.1 the Market Value of the Shares to be subject to the Option; and

          4.2.2 the market value of all shares comprised in subsisting options granted to the Eligible Employee pursuant to the Scheme or any other option scheme (other than a savings related share option scheme) approved under Schedule 9 to the Act which is established by the Company or any Associated Company shall not exceed the limit referred to in paragraph 28(1) of Schedule 9 to the Act."

13.8      Rule 5.1.1 shall be amended to read as follows:-

          "if at the date of exercise the Participant is employed by a Participating Company and is not an Excluded Person; and"

13.9 In Rule 6.5 the phrase "Subject to Rules 6.6 and 6.9" shall be amended to read "Subject to Rule 6.6"

13.10     Rule 6.9 shall not apply under the Approved Part

13.11 In Rule 8.3 the reference to "paragraph 15(3)(b)" shall be replaced by a reference to "paragraph 15(3)(a)".

13.12     The following sentence shall be added to the end of Rule 9.1

          "No variation to the number of Shares comprised in an Option or the Exercise Cost thereof shall be made pursuant to any of the provisions contained in this Rule until the Board of Inland Revenue have approved such variation."

13.13     A new rule shall be added to rule 10.2 which shall be designated  Rule
          10.2.3 and shall read as follows:-

          "10.2.3 no amendment to the Approved Part made while the Approved Part continues to have the approval of the Board of Inland Revenue shall be effective until approved by the Board of Inland Revenue."

13.14 None of the provisions relating to Withholding shall apply under the Approved Part and the definition of Exercise Notice and Rule 6.6 shall be amended appropriately to take account of this.

14 The Addendum dealing with Phantom Options does not form part of the Approved Part.

                                    SCHEDULE
                              Performance Condition

General

15 In accordance with Rule 3.1 of the Scheme, an Option may only be exercised in whole or in part upon the fulfilment of the Performance Condition imposed by the Committee and subject to any, other requirements of the Rules.

16 Part A of this Schedule sets out the method of determining the Exercise Number where an Option is made subject to EPS Performance.

17 Part B of this Schedule sets out the method of determining the Exercise Number where an Option is made subject to TSR Performance.

18 Where an Option is expressed as being subject in part to EPS Performance and in part to TSR Performance the Exercise Number for the Option shall be determined as though there were two sub-options, one being subject to EPS Performance and the other being subject to TSR Performance. The Maximum Number for each such sub-option shall be the appropriate proportion of the Maximum Number of the Option.

Part A - EPS Performance

19 Subject to paragraphs 2, 3, 4 and 5 of this Part A of the Schedule the number of Shares that a Participant shall be entitled to acquire on the exercise of an Option (i.e. the Exercise Number) shall subject to
          1.3 below be calculated immediately following the Final Announcement Date as set out in 1.1 and 1.2 below.

19.1 If EPS Performance is less than the Hurdle Rate and/or the EPS Performance is less than 5% per annum then if the Option is a Discounted Option the Exercise Number shall be ten, subject to 1.3 below and if the Option is a Market Value Option the Exercise Number shall be zero, the Participant shall not be entitled to acquire any Shares and the Option shall lapse.

19.2 If EPS Performance is equal to or greater than the Hurdle Rate and equal to or greater than 5% then the Exercise Number shall be determined by multiplying the Maximum Number by the Percentage Exercisable. The Percentage Exercisable shall be calculated in accordance with the following table:

          EPS Performance              Percentage Exercisable

          > 5% and < 13%               12.5% + ((EPS Performance - 5%) x 27.5%)
          -                                      --------------------
                                                         8%

          > 13% and < 20%              40% + ((EPS Performance - 13%) x 60%)
          -         -                          ---------------------
                                                         7%
          > 20%                        100%

19.3 If the Committee considers that the EPS Performance has been disappointing because of adverse external factors it may extend the Performance Period to 48 months. In that case the reference to the third anniversary of the Date of Grant in Rule 5.1.3 shall be taken to be a reference to the fourth anniversary of the Date of Grant and the provisions of paragraphs 2 and 3 of this Part A of the Schedule shall be amended to reflect the additional year in the Performance Period (and so be based on quarters and not thirds). If the Committee still considers that the EPS Performance has been disappointing because of adverse external factors at the end of that extended Performance Period it may extend the Performance Period to 60 months with comparable amendments to Rule 5.1.3 and paragraphs 2 and 3 of this Part A of the Schedule (based on fifths).

20        Where an Option is exercisable in accordance with Rule 5.2.1, 5.2.2 or
          5.2.3 the Exercise Number for that Option shall be calculated immediately following the relevant Announcement Date as follows:

20.1 Where the event occurs on or before the First Announcement Date the Exercise Number shall be one third of the Exercise Number which would have been calculated in accordance with paragraph 1 of this Part A of the Schedule on the assumption that the Performance Period ended on the accounting reference date for the accounting reference period the results of which are announced on the First Announcement Date.

20.2 Where the event occurs after the First Announcement Date but on or before the Second Announcement Date the Exercise Number shall be two thirds of the Exercise Number which would have been calculated in accordance with paragraph 1 of this Part A of the Schedule on the assumption that the Performance Period ended on the accounting reference date for the accounting reference period the results of which are announced on the Second Announcement Date.

20.3 Where the event occurs after the Second Announcement Date the Exercise Number shall be the Exercise Number which would have been calculated in accordance with paragraph 1 of this Part A of the Schedule.

21 Where an Option is exercisable in accordance with Rule 5.2.4 the Exercise Number for that Option shall be calculated immediately after the Trustee determines that the Participant may first exercise his Option as follows provided that the Committee may use its best estimate of the likely EPS Performance for the relevant period to enable the Exercise Number to be determined prior to the relevant Announcement Date.

21.1 Where the date of calculation occurs on or before the First Announcement Date the Exercise Number shall be one third of the Exercise Number which would have been calculated in accordance with paragraph 1 of this Part A of the Schedule on the assumption that the Performance Period ended on the accounting reference date for the accounting reference period the results of which are announced on the First Announcement Date.

21.2 Where the date of calculation occurs after the First Announcement Date but on or before the Second Announcement Date the Exercise Number shall be two thirds of the Exercise Number which would have been calculated in accordance with paragraph 1 of this Part A of the Schedule on the assumption that the Performance Period ended on the accounting reference date for the accounting reference period the results of which are announced on the Second Announcement Date.

21.3 Where the date of calculation occurs after the Second Announcement Date the Exercise Number shall be the Exercise Number which would have been calculated in accordance with paragraph 1 of this Part A of the Schedule.

22 Where an Option is exercisable in accordance with Rule 5.2.5 the Exercise Number for that Option shall be the Maximum Number provided that the Committee is satisfied that either

22.1 EPS Performance is not less than the Hurdle Rate (measured as if the Performance Period is the period commencing with the accounting period following the Base Year and ending at the end of the last accounting period prior to the date when the option becomes exercisable in accordance with Rule 5.2.5 for which there has been an Announcement
          Date) and the underlying performance of the Company has not deteriorated since the end of that last accounting period; or

22.2 if the option becomes exercisable before the Announcement Date for an accounting period after the Base Year, the underlying performance of the Company has not deteriorated since the end of the Base Year.

23 Where an Option is exercised in accordance with Rule 6.4 then irrespective of whether the Exercise Number has been determined under paragraph 1, 2, 3 or 4 of this Part A of the Schedule the Exercise Number shall always be ten.

24.1 In this Part A of the Schedule the following words and expressions shall, where the context admits, have the following meaning(s) respectively:

          "Base Year"                   the last accounting  reference period of
                                        the Company ending prior to the Date of Grant;

          "EPS" the fully diluted earnings per share of the Company as calculated on the basis of the headline earnings figure according to the principles of Statement of Investment Practice No. 1 issued by the United Kingdom Society of Investment Professionals and subject to such adjustment to exclude exceptional items and other significant non-recurring items as the Committee may consider appropriate and if the period covered by the accounts is more or less than one year the EPS shall be recalculated on an annualised basis having due regard to any seasonal variations in the business of the Company;

          "EPS Performance"             the annual  rate of  increase of the EPS
                                        of the Base  Year  over the  Performance
                                        Period expressed as a percentage, such percentage being calculated as follows:

                         EPS Performance = [(EPS2)1/n -1] x 100
                                                            ----
                                                           [(EPS1 )  ]

                         Where:

                         (i)       EPS1 is EPS for the Base Year

                         (ii) EPS2 is EPS for the last accounting reference period in the Performance Period

                         (iii)     n is the  number of years in the  Performance
                                   Period;

                              PROVIDED  THAT if EPS1  would be zero or  negative
                                   then the Base Year shall be the most recent accounting reference period of the Company when EPS1 would be positive prior to the Base Year in which case the length of the
                                   Performance Period, other than for the purposes of the definitions of First Announcement Date, Second Announcement Date or Final Announcement Date, shall be adjusted accordingly;

          "First Announcement Date"     the  Announcement  Date  for  the  final
                                        results   for   the   first   accounting
                                        reference   period   of  a   Performance
                                        Period;

          "Final Announcement Date"     the  Announcement  Date  for  the  final
                                        results for the third or last accounting
                                        reference   period   of  a   Performance
                                        Period;

          "Hurdle Rate"                 the annual rate of increase of the Index
                                        of Retail Prices (All Items) (the "RPI") over the Performance Period expressed as a percentage plus 3% being calculated as follows:

                                   Hurdle Rate =  3% + [(RPI2)1/n -1] x 100
                                                         ----
                                                       [(RPI1 )     ]

                                        Where:

                                        (i) RPI1 is the RPI figure published for
                                        the  month   before  the  start  of  the
                                        Performance Period.

                                        (ii)  RPI2 is the RPI  figure  published
                                        for the last  month  of the  Performance
                                        Period.

                                        (iii) n is the number of years in the Performance Period;

          "Performance Period"          a  period  of  36   consecutive   months
                                        commencing   with   the   start  of  the
                                        accounting period immediately following the Base Year for which accounts have been published except where the length of the period is adjusted in accordance with the provisions of this Scheme and the Rules;

          "Second Announcement Date"    the  Announcement  Date  for  the  final
                                        results   for  the   second   accounting
                                        reference   period   of  a   Performance
                                        Period.

24.2 In this Part A of the Schedule except in as far as the context otherwise requires words and expressions shall have the same meanings as in the Scheme.

Part B - TSR Performance

25 Subject to paragraphs 2, 3, 4 and 5 of this Part B of the Schedule the number of Shares that a Participant shall be entitled to acquire on the exercise of an Option (ie. the Exercise Number) shall be calculated immediately following the Final Announcement Date by multiplying the Maximum Number by the Percentage Exercisable. The Percentage Exercisable shall be calculated in accordance with the following table:

          The Company's TSR relative to the       Percentage Exercisable
          Comparator Group

          Below Median                                 Nil
          Median                                       20%

          50th-58th  percentile                        40%
          59th-66th  percentile                        60%
          67th-75th  percentile                        80%
          Upper quartile                               100%

          If the Committee considers that the TSR Performance has been disappointing because of adverse external factors it may extend the Performance Period to 48 months. In that case the references to the third anniversary of the Date of Grant in Rule 5.1.3 shall be taken to be references to the fourth anniversary of the Date of Grant and the provisions of paragraphs 2 and 3 of this Part B of the Schedule shall be amended to reflect the additional year in the Performance Period (and so be based on quarters and not thirds). If the Committee still considers that the TSR Performance has been disappointing because of adverse external factors at the end of the extended Performance Period it may extend the Performance Period to 60 months with comparable amendments to Rule 5.1.3 and paragraphs 2 and 3 of this Part B of the Schedule (based on fifths).

26        Where an Option is exercisable in accordance with Rule 5.2.1, 5.2.2 or
          5.2.3 the Exercise Number for that Option shall be calculated immediately following the relevant Announcement Date as follows:

26.1 Where the event occurs on or before the First Announcement Date the Exercise Number shall be one third of the Exercise Number which would have been calculated in accordance with paragraph 1 of this Part B of the Schedule on the assumption that the Performance Period ended on the accounting reference date for the accounting reference period the results of which are announced on the First Announcement Date.

26.2 Where the event occurs after the First Announcement Date but on or before the Second Announcement Date the Exercise Number shall be two thirds of the Exercise Number which would have been calculated in accordance with paragraph 1 of this Part B of the Schedule on the assumption that the Performance Period ended on the accounting reference date for the accounting reference period the results of which are announced on the Second Announcement Date.

26.3 Where the event occurs after the Second Announcement Date the Exercise Number shall be the Exercise Number which would have been calculated in accordance with paragraph 1 of this Part B of the Schedule.

27 Where an Option is exercisable in accordance with Rule 5.2.4 the Exercise Number for that Option shall be calculated immediately after the Trustee determines that the Participant may first exercise his Option as follows providing that the Committee may use its best estimate of the likely TSR Performance for the relevant period to enable the Exercise Number to be determined prior to the relevant Announcement Date.

27.1 Where the date of calculation occurs on or before the First Announcement Date the Exercise Number shall be one third of the Exercise Number which would have been calculated in accordance with paragraph 1 of this Part B of the Schedule on the assumption that the Performance Period ended on the accounting reference date for the accounting reference period the results of which are announced on the First Announcement Date.

27.2 Where the date of calculation occurs after the First Announcement Date but on or before the Second Announcement Date the Exercise Number shall be two thirds of the Exercise Number which would have been calculated in accordance with paragraph 1 of this Part B of the Schedule on the assumption that the Performance Period ended on the accounting reference date for the accounting reference period the results of which are announced on the Second Announcement Date.

27.3 Where the date of calculation occurs after the Second Announcement Date the Exercise Number shall be the Exercise Number which would have been calculated in accordance with paragraph 1 of this Part B of the Schedule.

28 Where an Option is exercisable in accordance with Rule 5.2.5 the Exercise Number for that Option shall be the Maximum Number provided that the Committee is satisfied that either

28.1 EPS Performance is not less than the Hurdle Rate (measured as if the Performance Period is the period commencing with the accounting period following the Base Year until the end of the last accounting period prior to the date when the option becomes exercisable in accordance with Rule 5.2.5 for which there has been an Announcement Date) and the underlying performance of the Company has not deteriorated since the end of that last accounting period; or

28.2 if the option becomes exercisable before the Announcement Date for an accounting period after the Base Year, the underlying performance of the Company has not deteriorated since the end of the Base Year.

29 Where an Option is exercised in accordance with Rule 6.4 then irrespective of whether the Exercise Number has been determined under paragraph 1, 2, 3 or 4 of this Part B of the Schedule then the Exercise Number shall always be ten.

30.1 In this Part B of the Schedule the following words and expressions shall, where the context admits, have the following meaning (s) respectively:

          "Base Year"                   the last accounting  reference period of
                                        the Company ending prior to the Date of Grant;

          "Comparator Group"            shall mean the following groups:

                                        Grey Advertising
                                        Havas Advertising
                                        Interpublic
                                        Omnicom
                                        Publicis
                                        True North Communications
                                        WPP
                                        Aegis
                                        Taylor Nelson Sofres
                                        GWR
                                        Scoot Com
                                        BskyB
                                        Capital Radio
                                        Carlton Communications
                                        Chime
                                        EMI
                                        Incepta
                                        Maiden
                                        Pearson
                                        Reed International
                                        Tempus
                                        United Business Media
                                        Future Network
                                        Scottish Media

                                        PROVIDED THAT the Committee  may, at its
                                        absolute  discretion,  vary, add, remove
                                        or alter  the  companies  making  up the
                                        Comparator  Group
                                        where  events  happen  which  cause  the
                                        Committee to consider that such a change
                                        is   appropriate   to  ensure  that  the
                                        Performance   Condition   continues   to
                                        represent a fair measure of  performance
                                        PROVIDED  THAT it  reasonably  considers
                                        the  Performance  Condition as varied or
                                        amended is not  materially  more or less
                                        difficult   to   satisfy   and   FURTHER
                                        PROVIDED THAT the Participants are given notice in writing of the variation as soon as practicable;

          "First Announcement Date"     the  Announcement  Date  for  the  final
                                        results   for   the   first   accounting
                                        reference   period   of  a   Performance
                                        Period;

          "Final Announcement Date"     the  Announcement  Date  for  the  final
                                        results for the third or last accounting
                                        reference   period   of  a   Performance
                                        Period;

          "Performance Period"          a  period  of  42   consecutive   months
                                        commencing   with   the   start  of  the
                                        accounting period immediately following the Base Year for which accounts have been published;

          "Second Announcement Date"    the  Announcement  Date  for  the  final
                                        results   for  the   second   accounting
                                        reference   period   of  a   Performance
                                        Period;

          "TSR"                         is  the   return   obtained   from   the
                                        ownership    of   a   share   over   the
                                        Performance  Period,  taking  account of
                                        capital appreciation, dividends paid and
                                        any other issues or  distributions.  For
                                        the purpose of the calculation, which is
                                        expressed  as an  annualised  return  on
                                        capital,  it is assumed  that a share is
                                        bought   at   the   beginning   of   the

                                        Performance  Period  and sold at the end
                                        of the Performance  Period. The purchase
                                        of  the  share  is  to  be   treated  as
                                        performed  at the  average of the market
                                        value  of a  share  over  the 12  months
                                        preceding    the    beginning   of   the
                                        Performance Period and the sale of the share is to be treated as performed at the average market value of a share over the six months preceding the end of the Performance Period. Dividends and other benefits are assumed to be received when the shares are marked ex-dividend and regarded as cash receipts. Payments to take up rights or due on partly paid shares are regarded as cash outflows on the appropriate dates. Adjustments are made for takeovers, mergers, demergers and other corporate events;

          "TSR Performance"             The TSR of the  Company is  compared  to
                                        the TSR of each of the companies in the Comparator Group, with those companies being ranked in order of their TSR over the Performance Period and the company having the worst rate of return ranked at the bottom.

30.2 In this Part B of the Schedule except in as far as the context otherwise requires words and expressions shall have the same meanings as in the Scheme.

                                        Addendum to The Cordiant  Communications
                                             Group Executive Share Option Scheme
                                             ("Addendum")

                                        Pursuant to Rule 10.3 of the Scheme, the
                                             Board   adopted  this  Addendum  to
                                             facilitate  the  grant  of  Phantom
                                             Options   under   the   Scheme   to
                                             Eligible  Employees to take account
                                             of or to mitigate or to comply with
                                             relevant     overseas     taxation,
                                             securities   or  exchange   control
                                             laws. The terms of Phantom  Options
                                             granted  pursuant to this  Addendum
                                             may not be overall more  favourable
                                             than the terms of  Options  granted
                                             to other  Eligible  Employees.  The
                                             Rules of the Scheme  shall apply to
                                             Phantom  Options  as they  apply to
                                             Options  except  where the  context
                                             requires  that a modified  approach
                                             is adopted.  Phantom Options may be
                                             granted   either  by  the  Trustees
                                             after  consulting  the Committee or
                                             by the  Committee.  If the  Phantom
                                             Options    are   granted   by   the
                                             Committee,  the cash  sum  shall be
                                             paid  to  the  Participant  by  the
                                             employing company.

                                        In  this   Addendum,   the   words   and
                                             expressions   used  in  the  Scheme
                                             shall  bear,   unless  the  context
                                             otherwise   requires,    the   same
                                             meaning  herein  save to the extent
                                             this Addendum  shall provide to the
                                             contrary.

                                        The terms of a Phantom Option (which, if
                                             it is a Discounted  Phantom Option,
                                             is a contingent  right to be paid a
                                             cash  sum  by the  Trustees  or the
                                             employing   company  equal  to  the
                                             Market  Value on the date  that the
                                             Exercise  Number or part thereof is
                                             automatically  exercised and, if it
                                             is a Market Value  Phantom  Option,
                                             is a contingent  right to be paid a
                                             cash  sum  by the  Trustees  or the
                                             employing   company  equal  to  the
                                             difference between the Market Value
                                             on  the  date  that  the   Exercise
                                             Number   or   part    thereof    is
                                             automatically   exercised  and  the
                                             Market Value of the Exercise Number
                                             or  part  thereof  on the  Date  of
                                             Grant)  will mirror the terms of an
                                             Option   except  in  the  following
                                             respects.  The Exercise  Cost shall
                                             be L Nil and, if it is a Discounted
                                             Phantom Option,  the Phantom Option
                                             will  lapse 60 days  after the Date
                                             of Grant if the Participant has not
                                             entered into any "Waiver Agreement"
                                             with a Participating Company (being
                                             his  employing   company)  by  that
                                             time.  The Waiver  Agreement  shall
                                             specify  the amount to be  deducted
                                             from   the   remuneration   of   an
                                             Eligible  Employee  (being equal to
                                             the Advance Payment that would have
                                             been   required  if  the   Eligible
                                             Employee   had   been   granted   a
                                             Standard  Discounted  Option rather
                                             than  a  Phantom  Option)  and  the
                                             period (not exceeding  three years)
                                             over  which  the  amount  shall  be
                                             deducted.  To reflect  the rules of
                                             the Scheme as they apply to Advance
                                             Payments,  if the Waiver  Agreement
                                             is not  entered  into in full,  the
                                             Phantom Option will be deemed to be
                                             renounced to the same proportionate
                                             extent.

                                        Subject  to Rule  5.2 a  Phantom  Option
                                             shall  be  exercised  automatically
                                             provided the Participant is a Group
                                             Employee in respect of the Exercise
                                             Number on the later of the date the
                                             Board   determines   the   Exercise
                                             Number and the third anniversary of
                                             the Date of Grant.

                                        When  a  Phantom   Option  is  exercised
                                             automatically the relevant cash
                                             sum    shall   be   paid   to   the
                                             Participant  by the Trustees or the
                                             employing company within 30 days of
                                             the  relevant  exercise  date under
                                             deduction  of all taxes and charges
                                             as appropriate.

Where an event described in Rule 5.2 occurs before the relevant dates specified in the last but one paragraph above and which does not cause the Phantom Option to lapse immediately the Phantom Option or part thereof shall be exercised automatically on the later of the date the Board determines the Exercise Number and the date referred to in the relevant provision of Rule 5.2 except where Rule 7 requires that the automatic exercise should be deferred until the outcome of the relevant condition is known

Addendum to The Cordiant Communications Group Executive Share Option Scheme for Eligible Employees resident in France ("French Addendum")

Pursuant to Rule 10.3 of the Scheme, the Board adopted this French Addendum to facilitate the grant of Options under the Scheme to Eligible Employees resident in France. For the purpose of the French plan, Options granted in accordance with the French Plan may be designated as Qualifying French stock Options within the meaning of the conditions set in the French Company Law (Loi du 24 juillet 1966 code Societes commercailes, articles 208 -1 to 208-8-2) modified by the bill adopted on May 2, 2001 ("French Qualified Options").

The Rules of the Scheme shall apply to French Qualified Options as they apply to Options except as varied below:-

31 In this French Addendum, the words and expressions used in the Scheme shall bear, unless the context otherwise requires, the same meaning herein save to the extent this French Addendum shall provide to the contrary.

32        No Discounted Options may be granted under this French Addendum.

33 There shall be a definition of Excluded Person which shall read as follows:-

          "Excluded Person: a person who has a material interest in the Company being an interest of 10% or more in the Company's share capital;"

34 The following proviso shall be added to the end of the definition of Grant Period:-

          "PROVIDED THAT no French Qualified Option may be granted during any of the following periods:-

                    (i) A period of 10 Dealing Days before and after the publication of the Company's annual report and accounts

                    (ii) A period commencing with the date when any Director of the Company acquires unpublished price sensitive information (as defined in the Model Code) and ending 10 Dealing Days after the information has been published; or

                    (iii) A period of 20 Dealing Days following the payment of a dividend or an increase in the issued share capital of the Company

35        The definition of Group Employee shall be amended to read as follows:-

          "Group Employee: an employee of (including a director who is employed by) any Participating Company who in either case is not an Excluded Person;"

36        The definition of Market Value shall be amended to read as follows:-

          "Market Value: in relation to a Share on any day the higher of:-

          (i) its middle market quotation for the immediately preceding Dealing Day as derived from the Daily Official List of UK Listing Authority; and

          (ii) the average of the opening buying prices of the Share for the twenty immediately preceding Dealing Days as derived from the Daily Official List of UK Listing Authority.

37 If the Participant dies and does not have a personal representative recognised as such under English law then references in the Rules to the Participant's personal representatives shall be deemed to mean his heirs under French law. Any person claiming to be the Participant's heir shall provide evidence satisfactory to the Committee that he is the sole heir entitled to exercise the French Qualified Option or that any other persons entitled to share in the French Qualified Option consent to his exercising the French Qualified Option on behalf of all of them.

38 Rule 5.3.2 shall be amended to read " the date falling six months after the Participant's death".

39 The adjustment of the exercise price or number of Shares subject to French Qualified Option under Rule 9 shall be made in accordance with article 208-5 of the French Company Law of 24 July 1966 .
s